                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Corrections Corporation of America of our report dated February 6, 2004 (except with respect to the matters discussed in the eleventh paragraph of Note 15 and the second paragraph of Note 17, as to which the date is February 19, 2004), with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2003:

Registration Statement (Form S-8 No. 333-70625) pertaining to the Corrections Corporation of America (formerly Prison Realty Trust) Amended and Restated 1997 Employee Share Incentive Plan

Registration Statement (Form S-4 No. 333-41778) pertaining to the merger of Corrections Corporation of America, a Tennessee corporation, with and into CCA of Tennessee, Inc.

Registration Statement (Form S-8 No. 333-69352) pertaining to the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan

Registration Statement (Form S-8 No. 333-69358) pertaining to the Corrections Corporation of America 401(k) Savings and Retirement Plan

Registration Statement (Form S-3/A No. 333-104240) pertaining to a shelf registration of debt securities, guarantees of debt securities, preferred stock, common stock, or warrants

                                                     /s/ Ernst & Young LLP

Nashville, Tennessee
March 9, 2004